UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2015
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, Methode's shareholders voted on proposals to (i) elect nine (9) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2016; and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	31,427,958	327,482	30,927	3,595,166

Warren L. Batts	31,431,160	324,381	30,826	3,595,166

Darren M. Dawson	31,456,757	292,262	37,348	3,595,166

Donald W. Duda	31,471,161	283,303	31,903	3,595,166

Stephen F. Gates	31,443,376	307,606	35,385	3,595,166

Isabelle C. Goossen	31,549,466	206,126	30,775	3,595,166

Christopher J. Hornung	31,586,289	168,505	31,573	3,595,166

Paul G. Shelton	31,541,047	214,536	30,784	3,595,166

Lawrence B. Skatoff	31,535,469	214,614	36,284	3,595,166

2	Ratification of the selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
35,089,237	245,611	46,685	—

3	Advisory approval of Methode's named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
31,280,315	448,375	57,677	3,595,166

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer